UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2020 (December 16, 2020)

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10986	84-1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Existing Credit Facility

On December 16, 2020 (the “Amendment Date”), Misonix, Inc. (the “Company”) and Solsys Medical, LLC, its wholly owned subsidiary (“Solsys”), entered into a third amendment (the “Third Amendment”) to their existing credit agreement with SWK Funding LLC, pursuant to which, among other things, such credit agreement (as so amended, the “Amended Credit Agreement”) was amended to reduce the interest payable under certain conditions thereunder, extend the interest only period, extend the maturity date, extend the prepayment penalty period and increase the exit fee by one percent, each as further described below. On the Amendment Date, the outstanding principal balance of the term loans under the Amended SWK Credit Agreement was $30,095,761.

The term loans under the Amended Credit Agreement accrue interest at a variable rate of the greater of 2.0% or the three-month LIBOR, with a maximum variable rate of 3%, plus a margin of between 7.5% and 10.25% depending on the Company’s earnings before interest, taxes, depreciation and amortization or market capitalization, payable quarterly. Under the Amended Credit Agreement, the Company and Solsys are required to make quarterly principal payments beginning in May, 2022 of $1,250,000 plus accrued interest, with all remaining principal and unpaid accrued interest due June 30, 2024. The period during which the Company is obligated to pay a 1% prepayment penalty was extended from September 2022, to March 2023 under the Amended Credit Agreement. Upon termination of the Amended Credit Agreement, the Company is required to pay an exit fee equal to 2.0% of the principal amount of all loans advanced to the Company under the Amended Credit Agreement

The obligations under the Amended SWK Credit Agreement are (i) guaranteed by Misonix OpCo, Inc. (“Misonix OpCo”), a wholly owned subsidiary of the Company, and (ii) secured by a first lien on substantially all assets of the Company, Solsys and Misonix OpCo (other than accounts receivable and inventory) and a second lien on accounts receivable and inventory of the same entities.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Third Amendment to Amended and Restated Credit Agreement dated as of December 16, 2020 by and Among Solsys Medical, LLC and Misonix, Inc. as borrowers, each of the financial institutions signatories thereto and SWK Funding LLC, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Misonix, Inc.
Dated: December 17, 2020

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Chief Financial Officer